                                                        Exhibit No. EX. 99.g.2.A

                        SPECIAL CUSTODY ACCOUNT AGREEMENT
                                  (Short Sales)

     AGREEMENT  (hereinafter  "Agreement")  dated as of February 2, 1998, by and among  Firstar  Trust  Company,  in its  capacity as  custodian  hereunder  (the
"Bank"),  each series of The Olstein Funds,  each of which shall be considered a separate  party  to this  Agreement  and  each of  which  shall  be known as the
"Customer", and Bear, Stearns Securities Corp. (the "Broker").

     WHEREAS,  Broker is a securities  broker-dealer  and is a member of several national securities exchanges; and

     WHEREAS,  Customer is a registered  investment  company  which desires from time to time to execute  various  security  transactions,  including short sales
(which is  permitted  by  Customer's  investment  policies),  and in  connection therewith has executed  Broker's  Professional  Account Agreement (the "Customer
Agreement") which provides for margin transactions; and

     WHEREAS,   to  facilitate   Customer's   transactions  in  short  sales  of
securities,   Customer  and  Broker  desire  to  establish  procedures  for  the compliance  by  Broker  with the  provisions  of  Regulation  T of the  Board of
Governors of the Federal Reserve System and other applicable  requirements  (the
"Margin Rules"); and

     WHEREAS,  to assist Broker and Customer in complying with the Margin Rules,
Bank is prepared to act as custodian to hold Collateral as defined below.

     NOW THEREFORE, be it agreed as follows:

     1.   DEFINITIONS

     As used herein, the following terms have the following meanings:

     (a)  "Adequate Margin" in respect of short sales shall mean such collateral as is adequate in Broker's  reasonable judgment under the Margin Rules and the internal policies of the Broker.

     (b)  "Advice  from  Broker" or  "Advice"  means a written  notices  sent to
          Customer and Bank or transmitted by a facsimile sending device, except that Advice for initial or  additional  Collateral  or with respect to
          Broker's  ability to effect a short sale for the Customer may be given orally.  With  respect to any short sale of Closing  Transaction,  the
          Advice from Broker shall mean a standard confirmation in use by Broker and  sent or  transmitted  to  Customer  and  Bank.  With  respect  to substitutions  of releases of  Collateral,  Advice from Broker means a written  notice signed by Broker and sent or  transmitted  to Customer and Bank. An  authorized  agent of Broker will certify to Customer and
          Bank the names and signatures of those employees who are authorized to sign Advice from Broker,  which certification may be amended from time to time. When used herein,  the term "Advise" means the act of sending an Advice from Broker.

     (c)  "Closing  Transaction"  is a transaction in which  Customer  purchases securities which have been sold short.

     (d)  "Collateral"  shall mean cash or U.S.  Government  securities or other securities acceptable to Broker.

     (e)  "Custody  Agreement"  shall mean the agreement  for general  custodial services between the Bank and Customer.

     (f)  "Insolvency"  means  that (A) an order,  judgment  or decree  has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency,  readjustment  of  debt,  dissolution  or  liquidation  or similar  law (herein  called the  "Bankruptcy  law") or any  competent jurisdiction  adjudicating the Customer insolvent; or (B) the Customer has  petitioned  or applied to any  tribunal  for, or consented to the
          appointment  of,  or  taking  possession  by,  a  trustee,   receiver,
          liquidator  or similar  official,  of the  Customer,  or  commenced  a voluntary  case under the  Bankruptcy  Law of the United States or any proceedings  relating to the Customer  under the Bankruptcy Law of any other competent jurisdiction, whether now or hereinafter in effect; or
          (C) any such  petition  or  application  has been  filed,  or any such proceedings  commenced,  against the  Customer and the Customer by any
          act  has  indicated   its  approval   thereof,   consent   thereto  or
          acquiescence  therein,  or an order for relief has been  entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereinafter  constituted,  or an order, judgment or decree has been entered appointing any such trustee,  receiver,  liquidator or similar official, or approving the petition in any such proceedings,  and such order, judgment or decree remains unstayed and in effect for more than
          60 days.

     (g)  "Instructions  from  Customer"  or  "Instructions"  means  a  request, direction or certification in writing signed by Customer and delivered to Bank and Broker or transmitted by a facsimile  sending  device.  An officer  of  Customer  will  certify  to Bank and Broker the names and signatures of those persons authorized to sign the instructions, which certification may be amended from time to time. When used herein,  the term  "Instruct"  shall mean the act of sending  an  Instruction  from
          Customer.

     (h)  "Receipt  of Payment"  means  receipt by Bank,  of (1) a certified  or official  bank  check or wire  transfer  to  Bank;  (2) a  written  or telegraphic  advice from a registered  clearing agency that funds have been or will be credited to the account of Bank;  or (3) a transfer of funds from any of Broker's accounts maintained at Bank.

     (i)  "Receipt of  Securities"  means receipt by Bank, of (1)  securities in proper form for transfer;  or (2) a written or telegraphic advice from a registered clearing agency that securities have been credited to the account of Bank for the Special Custody Account.

     (j)  "Special Custody Account" shall have the meaning assigned to that term in Section 2 hereof.

     2.   SPECIAL CUSTODY ACCOUNT

     (a)  Opening  Custody  Account.  Bank  shall  open an  account on its books entitled "Special Custody Account for Bear,  Stearns  Securities Corp.
          as  Pledgee  of  Olstein   Financial  Alert  Fund"  ("Special  Custody
          Account") and shall hold therein all securities  and similar  property as shall be  received  and  accepted  by it therein  pursuant  to this
          Agreement.  Customer  agrees to  instruct  Bank in  Instructions  from
          Customer as to cash and specific  securities which Bank is to identify on its books and  records as pledged  to Broker as  Collateral  in the
          Special Custody Account.  Customer agrees that the values of such cash and  securities  shall be at least equal in value to what Broker shall initially  and from time to time  advise  Customer  in an Advice  from
          Broker is necessary to constitute Adequate Margin. Such Collateral (i)
          will be held by Bank  for  Broker  as  agent  of  Broker,  (ii) may be released  only in  accordance  with the terms of this  Agreement,  and
          (iii) except as required to be released hereunder to Broker, shall not be made  available  to  Broker or any other  person  claiming  through
          Broker, including the creditors of the Broker.

     (b)  Security  Interest.  Customer  hereby  grants  a  continuing  security interest to Broker in the Collateral in the Special  Custody  Account.
          To  perfect  Broker's  security  interest,  the  Bank  will  hold  the
          Collateral  in the Special  Custody  Account,  subject to the interest therein  of  Broker  as the  pledgee  and  secured  party  thereof  in accordance  with the terms of this Agreement.  Such security  interest will  terminate  at such time as  Collateral  is  released as provided herein.  Bank  shall  have  no  responsibility  for  the  validity  or enforceability of such security interest.

     (c)  Confirmation.  Bank will confirm in writing to Broker and Customer all pledges,  releases  or  substitutions  of  Collateral  and will supply
          Broker  and  Customer  with a  monthly  statement  of  Collateral  and transactions in the Special Custody Account for such month.  Bank will also advise  Broker upon request of the kind and amount of  Collateral pledged to Broker.

     (d)  Excess Collateral.  Upon the request of Customer,  Broker shall advise
          Bank and Customer of any excess of Collateral  in the Special  Custody
          Account.  Such  excess  shall at  Customer's  request  be  transferred
          therefrom  upon  Advice  from  Broker,   which  Advice  shall  not  be
          unreasonably withheld.

     (e)  Accounts and Records.  Bank will maintain accounts and records for the
          Collateral in the Special  Custody  Account as more fully described in sub-paragraph 5(a) below. The Collateral shall at all times remain the property of the  Customer  subject  only to the extent of the interest and rights therein of Broker as the pledgee thereof.

     3.   ORIGINAL AND VARIATION MARGIN ON SHORT SALES

     (a)  Short Sales. From time to time,  Customer may place orders with Broker for the short sale of  securities.  Prior to acceptance of such orders
          Broker  will  advise  Customer  of  Broker's  ability  to borrow  such securities or other  properties  and  acceptance of short sales orders will be contingent upon same.

     (b)  Open Short Sales  Balance.  Broker shall,  based on the closing market price on each business day,  compute the aggregate net credit or debit balance on  Customer's  open short  sales and advise  Customer  and/or
          Customer's  designated  agent by 11:00 A.M.  New York time on the next business  day (each a  "Determination  Day") of the  amount of the net debit or credit,  as the case may be. If a net debit balance exists on a Determination  Day,  Customer will cause an amount equal to such net debit  balance to be paid to Broker by the close of  business  on such
          Determination  Day. If a net credit balance exists on a  Determination
          Day,  Broker will pay such credit  balance to Customer by the close of business on such Determination Day. As Customer's open short positions are marked-to-market each business day, payments will be made by or to
          Customer to reflect  changes (if any) in the credit or debit balances.
          To the extent  payments are not made as aforesaid,  Broker will charge interest on debit  balances,  and Broker  will pay  interest on credit balances. Balances will be appropriately adjusted when short sales are closed out.

     4.   PLACING ORDERS

     It is  understood  and agreed that  Customer,  when placing with Broker any order to sell short for Customer's account, will designate the order as such and hereby authorizes  Broker to mark such order as being "short",  and when placing with Broker any order to sell long for  Customer's  account,  will designate the order as such and hereby  authorizes  Broker to mark such order as being "long".
Any sell order which Customer shall designate as being for long account as above provided is for securities the owned by Customer and, if securities are not then deliverable  by Broker from any account of  Customer,  the placing of such order shall  constitute a  representation  by Customer  that it is  impracticable  for
Customer  then to deliver  such  securities  to Broker but that  Customer  shall deliver them by the settlement date or as soon as possible thereafter.

     5.   RIGHTS AND DUTIES OF THE BANK

     (a)  Generally.  The Bank shall  receive  and hold in the  Special  Custody
          Account, as custodian upon the terms of this Agreement, all Collateral deposited and maintained  pursuant to the terms of this Agreement and, except as provided in sub-paragraph 5(b) below, shall receive and hold all monies and other  property  paid,  distributed  or  substituted in
          respect  of  such   Collateral  or  realized  on  the  sale  or  other
          disposition of such Collateral; provided, however, that the Bank shall have no duty to require any money or  securities to be delivered to it or determine that the amount and form of assets delivered to it comply with  any  applicable  requirements.  Collateral  held in the  Special
          Custody  Account  shall  be  released  only in  accordance  with  this
          Agreement or as required by  applicable  law. The Customer  grants its authority to deposit in such account any money,  securities  and other property received by the Bank. The Bank may hold the securities in the
          Special Custody Account in bearer,  nominee, book entry, or other form
          and  in  a  depository  or  clearing  corporation,   with  or  without
          indicating that the securities are held hereunder;  provided, however, that all  securities  held in the  Special  Custody  Account  shall be identified  on the Bank's  records as  subject to this  Agreement  and
          shall  be  in  a  form  that  permits  transfer   without   additional
          authorization  or consent of the  Customer.  The  Customer  and Broker hereby  agree  to hold the Bank  and its  nominees  harmless  from any liability as holder of record.

     (b)  Dividends and Interest. Any interest, dividends or other distributions paid  with  respect  to the  Collateral  held in the  Special  Custody
          Account  shall be retained  therein as additional  Collateral,  unless requested  by  Customer  in  accordance  with  the  provision  in this
          Agreement concerning the release of excess Collateral.

     (c)  Reports. The Bank shall, as promptly as practical,  provide Broker and
          Customer and/or Customer's  designated agent with written confirmation of each transfer into and out of the Special Custody Account. The Bank also shall  render to the Broker and the  Customer  and/or  Customer's designated  agent a monthly  statement of the  Collateral  held in the
          Special Custody Account. In addition,  the Bank will advise the Broker and the Customer and/or  Customer's  designated agent, upon request of the  Broker  or  Customer,  at any  time of the  type  and  amount  of
          Collateral held in the account; provided, however, that the Bank shall have no responsibility for making any determination as to the value of such Collateral.

     (d)  Limitation of Bank's Liability. The Bank's duties and responsibilities are set forth in this Agreement.  The Bank shall act only upon receipt of Advice from Broker regarding release or substitution of Collateral.
          The Bank shall not be liable or  responsible  for  anything  done,  or omitted  to be  done  by it in  good  faith  and  in  the  absence  of negligence  and may rely and shall be  protected  in  acting  upon any
          notice,   instruction  or  other  communication  which  it  reasonably believes to be genuine and authorized. As between the Bank and Broker,
          Broker shall  indemnify and hold that Bank harmless with regard to any losses or liabilities of the Bank (including  counsel fees) imposed on or incurred  by the Bank  arising out of any action or omission of the
          Bank in accordance  with any Advice,  notice or  instruction of Broker under  this  Agreement.  In matters  concerning  or  relating  to this
          Agreements,  the Bank shall not be responsible for compliance with any statute or regulation  regarding the  establishment  or maintenance of margin credit,  including but not limited to Regulations T or X of the
          Board of Governors of the Federal Reserve System, or with nay rules or regulations  of the Office of the  Controller  of the Currency (or the
          Securities and Exchange  Commission).  The Bank shall not be liable to any  party for any acts or  omissions  of the  other  parties  to this
          Agreement.

     (e)  Compensation.  Bank  shall be paid as  compensation  for its  services pursuant to this Agreement such  compensation as may from time to time be agreed upon in writing between Customer and Bank.

     6.   DEFAULT

     In the event of any  failure  by the  Customer  to timely  comply  with any obligation on Customer's  part to be performed or observed  under this Agreement or the Customer  Agreement,  including,  but not limited to, the  obligation  to maintain Adequate Margin, or in the event of Customer's  Insolvency,  Broker may effect a Closing  Transaction  of buy-in of any  securities of which  Customer's account may be short, provided that Broker shall first use reasonable efforts to give notice to Customer  specifying such default (which notice may be telegraph, facsimile transmission or hand  delivery).Notwithstanding  the foregoing, notice shall not be required in the event market conditions  render same  impracticable in the  reasonable  discretion  of  Broker.  In the  event  of  any  default  or
Customer's  Insolvency as aforesaid,  after making a reasonable  attempt to give notice (subject to market conditions as set forth above), Broker shall also have the right to sell any and all Collateral in the Special  Custody  Account and to
give Advice to Bank to deliver such Collateral free of payment to Broker,  which
Advice shall state that, pursuant to this Agreement,  the condition precedent to
Broker's right to receive such Collateral free of payment has occurred. The Bank will provide immediate notice to Customer by telephone of any receipt by Bank of an Advice from Broker to deliver Collateral free of payment,  and shall promptly effect  delivery of  Collateral  to Broker.  Such sale or  purchase  may be made according to Broker's  judgment and may be made at Broker's  discretion,  on the principal  exchange or other  market for such  securities,  or in the event such principal  market  is  closed,  in a manner  commercially  responsible  for such securities.

     7.   LIMITATION OF BROKER LIABILITY

     Broker shall not be liable for any losses, costs,  damages,  liabilities or expenses  suffered  or  incurred  by  Customer  as a result  of any  transaction executed  hereunder,  or any other action taken or not taken by Broker hereunder for  Customer's  account at Customer's  discretion  or otherwise,  except to the extent  that such  loss,  cost,  damage,  liability  or expense is the result of
Broker's own recklessness, willful misconduct or bad faith.

     8.   CUSTOMER REPRESENTATION

     Customer represents and warrants that the Collateral will not be subject to any other liens or encumbrances.

     9.   TERMINATION

     Any of the parties hereto may terminate this Agreement by notice in writing to the other parties  hereto;  provided,  however,  that the status of any short sales,  and of  Collateral  held at the time of such notice to margin such short sales  shall not be  affected  by such  termination  until the  release  of such
Collateral  pursuant  to  applicable  law or  regulations  or  rules of any self regulatory  organization  to which the  Broker is  subject.  In the event of the release of Collateral,  the Collateral  shall be transferred to a proper custody account of the Customer of the Bank.

     10.  NOTICE

     Written  communications  hereunder shall be telegraphed,  sent by facsimile transmission  or hand  delivered  as required  herein,  when  another  method of delivery is not  specified,  may be mailed first class postage  prepaid,  except that written notice of termination shall be sent by certified mail, addressed:

     (a)  if to Bank, to:

          Firstar Trust Company
          Lewis Center
          615 East Michigan Street
          Milwaukee, Wisconsin  53202
          Attn:  Joe Redwine
          Phone:  (414) 287-3909
          Facsimile:  (414) 287-0604

     (b)  if to Customer, to:

          The Olstein Funds
          4 Manhattanville Road
          Purchase, New York  10577
          Attn:  Robert Olstein
          Phone:  (914) 701-7565
          Facsimile:  (914) 701-7526

     (c)  if to Broker, to:

          Bear, Stearns Securities Corp.
          245 Park Avenue
          New York, New York  10167
          Attn:  Michael Minikes, Treasurer
          Phone:  (212) 272-2009
          Facsimiles:  (212) 272-3099

     11.  CONTROLLING LAW

     The  construction and enforcement of this Agreement shall be subject to and governed by the laws of the State of New York.

     12.  THE AGREEMENT CONTROLS/AMENDMENTS

     Customer and Bank agree that the terms of this Agreement  shall  supplement and amend the Custody  Agreement  dated as of August 18, 1995  between  Bank and
Customer  with  respect to the  Special  Custody  Account  identified  on page 3 hereof, and to the extent  inconsistent  therewith,  the terms of this Agreement shall  control.  No amendment  of this  Agreement  shall be effective  unless in writing and signed by an  authorized  officer of each of Broker,  Customer,  and
Bank.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS  WHEREOF,  the parties hereto have caused this  instrument to be executed  by their duly  authorized  officers as of the day and year first above written.

                                             THE OLSTEIN FUNDS

                                             By:/s/ Michael Luper
                                                Name: Michael Luper
                                                Title: Treasurer and Chief
                                                       Accounting Officer

                                             FIRSTAR TRUST COMPANY

                                             By:/s/ Mary E. Klabunde
                                                Name: Mary E. Klabunde
                                                Title: Vice President

                                             BEAR, STEARNS SECURITIES CORP.

                                             By:/s/ Michael Minikes
                                                Name: Michael Minikes
                                                Title: Treasurer